Exhibit 23.2

February 19, 2020

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Green Thumb Industries Inc. (“GTI”) of our report dated December 16, 2019, relating to the consolidated financial statements and financial statement schedules, which appears in Item 15 of GTI’s Amendment No. 1 to the Form 10 under the heading “Financial Statement and Exhibits” dated February 5, 2020.

Very truly yours,

MNP LLP

Chartered Professional Accountants

Licensed Public Accountants